SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 22, 2008

LCNB CORP.

(Exact name of Registrant as specified in its Charter)

Ohio	0-26121	31-1626393
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification Number)

2 North Broadway, Lebanon, Ohio	45036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (513) 932-1414

N/A

(Former name or former address, if changed since last report)

Item 2.02

Results of Operations and Financial Condition.

On April 22, 2008, LCNB Corp. issued a release, amending its previously released unaudited financial highlights for the first quarter ended March 31, 2008 to correct a typographical error.  A copy of the release (Exhibit 99.1) and revised unaudited financial highlights (Exhibit 99.2) are attached and are furnished under this Item 2.02.

Item 8.01.

Other Events.

On April 22, 2008, LCNB Corp. issued a release, amending its previously released unaudited financial highlights for the first quarter ended March 31, 2008 to correct a typographical error.  A copy of the release (Exhibit 99.1) and revised unaudited financial highlights (Exhibit 99.2) are attached and are furnished under this Item 8.01.

Item 9.01

Financial Statements and Exhibits.

(c)

Exhibits

Exhibit No.

Description

99.1

Press release dated April 22, 2008

99.2

Revised Unaudited Financial Highlights

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LCNB CORP.

Date: April 22, 2008	By: /s/ Robert C. Haines II
Robert C. Haines II Chief Financial Officer

Exhibit 99.1

Press Release

April 22, 2008

LCNB CORP. AMENDS UNAUDITED FINANCIAL HIGHLIGHTS FOR

THE THREE MONTHS ENDED MARCH 31, 2008

LCNB Corp. today announced an amendment to its unaudited financial highlights previously released on April 18, 2008, and attached as Exhibit 99.2 to the Form 8-K filed the same day.  LCNB Corp. identified a typographical error in its unaudited financial highlights.  Specifically, the "Net Interest Income After Provision" for the first three months of 2008 was reported to be $5,901,000, when it should have read $4,901,000.  This typographical error did not affect any other information set forth in the previously released financial highlights.

LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio.  Affiliates of LCNB Corp. are LCNB National Bank, with 24 offices located in Warren, Butler, Montgomery, Clinton, Clermont, and Hamilton Counties, Ohio, and Dakin Insurance Agency, Inc.  Additional information about LCNB Corp. and information about products and services offered by LCNB National Bank and Dakin Insurance Agency can be found on the internet at www.lcnb.com and www.dakin-ins.com.

Certain matters disclosed herein may be deemed to be forward-looking statements that involve risks and uncertainties, including regulatory policy changes, interest rate fluctuations, loan demand, loan delinquencies and losses, and other risks.  Actual strategies and results in future time periods may differ materially from those currently expected.  Such forward-looking statements represent management’s judgment as of the current date.  LCNB Corp. disclaims any intent or obligation to update such forward-looking statements.  LCNB intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Exhibit 99.2

LCNB Corp. and Subsidiaries

Financial Highlights

(Dollars in thousands, except per share amounts)

Share and per share data have been restated to reflect a 100% stock dividend paid on May 10, 2007.

Condensed Income Statement	Three Months Ended March 31,
	2008	2007
Interest income	$8,615	7,852
Interest expense	3,631	3,322
Net interest income	4,984	4,530
Provision for loan losses	83	60
Net interest income after provision	4,901	4,470
Non-interest income	2,063	1,946
Non-interest expense	5,045	4,589
Income before income taxes	1,919	1,827
Provision for income taxes	475	429
Net income	$1,444	1,398

Dividends per common share	$0.16	0.155
Basic earnings per common share	$0.22	0.22
Diluted earnings per common share	$0.22	0.22
Average basic shares outstanding	6,687,232	6,375,893
Average diluted shares outstanding	6,687,232	6,377,556

Selected Financial Ratios
Return on average assets	0.96%	1.04%
Return on average equity	10.04%	11.02%
Dividend payout ratio	72.73%	70.45%
Net interest margin (tax equivalent)	3.78%	3.87%

Selected Balance Sheet Items	March 31, 2008	December 31, 2007
Investment securities	$89,695	90,154

Loans	446,824	446,887
Less allowance for loan losses	2,468	2,468
Net loans	444,356	444,419

Total assets	604,936	604,058
Total deposits	537,174	535,929
Short-term borrowings	564	1,459

Long-term debt	5,000	5,000
Total shareholders’ equity	57,534	56,528

Shares outstanding at period end	6,687,232	6,687,232

Book value per share	$8.60	8.45
Equity to assets ratio	9.51%	9.36%

Assets Under Management
LCNB Corp. total assets	$604,936	604,058
Trust and investments (fair value)	193,960	199,053
Mortgage loans serviced	41,791	40,260
Business cash management	35,437	34,532
Brokerage accounts (fair value)	56,889	58,929
Total assets managed	$933,013	936,832